UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2016 (February 28, 2016)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St. Elzéar Blvd. West,
Laval, Quebec
Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code):  (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2016, Valeant Pharmaceuticals International, Inc. (“Valeant” or the “Company”) issued a press release announcing that J. Michael Pearson returns as Valeant’s chief executive officer following his recovery from severe pneumonia and other complications, effective immediately.  Howard B. Schiller, Valeant’s interim chief executive officer, will transition out of his current duties, but will continue as a member of Valeant’s Board of Directors (the “Board”).  Valeant also announced that Robert A. Ingram has been appointed Chairman of the Board, as the Company has separated the roles of Chairman of the Board and Chief Executive Officer.

Item 7.01	Regulation FD Disclosure.

Given the timing of Mr. Pearson’s return, the Company is rescheduling its previously announced call to discuss preliminary fourth quarter 2015 results, deliver a business review, and provide updated 2016 guidance.  In the interim, the Company is withdrawing its prior financial guidance.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated February 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

/s/ Robert L. Rosiello
Name: Robert L. Rosiello
Title: Executive Vice President and Chief Financial Officer

Date: February 29, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated February 28, 2016.